UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2007, pursuant to the terms of the Securities Purchase Agreement, or the Agreement, between the registrant and Perseus Partners VII, L.P., or Perseus, the registrant closed on the initial $12.5 million loan by Perseus to the registrant. In connection with this loan, the registrant executed a Senior Secured Promissory Note in favor of Perseus, or the Initial Note, and issued to Perseus an Initial Investment Warrant, or the Initial Warrant. On June 5, 2007, the registrant issued a press release announcing the closing of the initial loan and the issuance of the Initial Note and the Initial Warrant. A copy of the press release is filed herewith as Exhibit 99.1.

The Initial Note has an original principal amount of $12.5 million, bears interest at 12.5% per annum, compounded quarterly, and is due in full nine months from the date of funding. The loan is secured by a security interest on all of the registrant’s assets and those of its material subsidiaries. The Initial Note is filed as Exhibit 10.1 hereto.

The Initial Warrant is exercisable for five years and gives Perseus the right to purchase up to 7,954,536 shares of the registrant’s common stock at an exercise price of $0.80 per share. The Initial Warrant is filed as Exhibit 10.2 hereto.

As disclosed on the registrant’s current report on Form 8-K filed on May 16, 2007, the Agreement also provides that, subject to approval by the registrant’s stockholders and other closing conditions, Perseus will subsequently make an additional loan of $15.0 million, which would be evidenced by a senior secured convertible promissory note, or the Subsequent Note. As previously disclosed, the registrant would also be obligated to issue a subsequent investment warrant to Perseus in connection with this second loan, or the Subsequent Warrant. Pursuant to the terms of the Agreement, because the number of shares for which the Initial Warrant is exercisable was limited by the rules of the NASDAQ Global Market to a maximum of 19.99% of the outstanding common stock at the time of issuance, the Subsequent Warrant has been revised to be exercisable for an additional 1,989,629 shares of the registrant’s common stock at an exercise price of $0.80 per share. Revised forms of the Subsequent Note and the Subsequent Warrant are filed as Exhibits 99.2 and 99.3 hereto, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Senior Secured Promissory Note dated June 1, 2007.

10.2	Initial Investment Warrant dated June 1, 2007.

99.1	Press release entitled “Distributed Energy Systems Completes $12.5 Million Financing with Perseus,” issued by the registrant on June 5, 2007.

99.2	Form of Senior Secured Convertible Promissory Note.

99.3	Form of Subsequent Investment Warrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: June 5, 2007	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Senior Secured Promissory Note dated June 1, 2007.

10.2	Initial Investment Warrant dated June 1, 2007.

99.1	Press release entitled “Distributed Energy Systems Completes $12.5 Million Financing with Perseus,” issued by the registrant on June 5, 2007.

99.2	Form of Senior Secured Convertible Promissory Note.

99.3	Form of Subsequent Investment Warrant.